UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 18, 2008

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-22083	84-1116894
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

12600 West Colfax, Suite C-420, Lakewood, Colorado		80215
(Address of principal executive offices)		(Zip Code)

(303) 238-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On July 18, 2008, Global Med Technologies, Inc. and its subsidiary, PeopleMed.com, Inc., entered into a Loan and Security Agreement (the “Loan Agreement”) with Partners for Growth II, L.P. (“PFG”). The Loan Agreement provides for a term loan in an amount of $1,500,000. Global Med Technologies and PeopleMed.com are referred to together as the “Borrower.”

The loan bears interest at a rate equal to the prime rate from time to time (floating) plus 3% per annum. So long as the Borrower maintains a minimum specified monthly liquidity ratio, the Borrower is only required to pay interest on the outstanding principal amount of the loan until July 18, 2011, on which date any unpaid principal plus any accrued and unpaid interest shall be due and payable. In the event that the Borrower does not maintain the monthly liquidity ratio, PFG may require Borrower to amortize the loan over 36 months. The term loan may be prepaid without penalty or fees.

A default interest rate applies to the loan during an event of default under the Loan Agreement at a rate equal to the lesser of 18% per annum and the maximum rate of interest that may lawfully be charged to a commercial borrower. The Borrower is also obligated to pay certain commitment fees and bank expenses.

The loan is secured by certain assets of the Borrower, including all of the Borrower’s intellectual property, all of Borrower’s equity interests in its domestic subsidiaries and up to 65% of Borrower’s equity interests in any foreign subsidiary.

The Loan Agreement contains affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, acquire or dispose of certain assets, undergo a change of control, incur certain indebtedness, make certain investments or loans, pay cash dividends, acquire certain shares of its own stock and enter into transactions outside the ordinary course of business.

Events of default under the Loan Agreement include, among other things, non-payment of the loan or certain other obligations, violation of certain covenants, failure to perform certain obligations, bankruptcy and insolvency events, material adverse change, cross default to certain other indebtedness, and inaccuracy of representations and warranties. The occurrence of an event of default could result, among other things, in the acceleration of obligations under the Loan Agreement.

In connection with the loan, Global Med Technologies agreed to issue to PFG a warrant to purchase 105,000 shares of the common stock of Global Med Technologies at a price of $1.25 per share. The warrant expires on July 17, 2013.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

	4.4	Warrant dated July 18, 2008, issued by Global Med Technologies, Inc. to Partners for Growth II, L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MED TECHNOLOGIES, INC.

	By:	/s/Michael I. Ruxin, M.D.
Michael I. Ruxin, M.D.
Chairman and Chief Executive Officer

Date: July 24, 2008

Exhibit Index

Exhibit No.	Description

4.4	Warrant dated July 18, 2008, issued by Global Med Technologies, Inc. to Partners for Growth II, L.P.